Tupperware Brands Corporation Reports First Quarter 2022 Financial Results
Acknowledges Delay in Turnaround Plan

Orlando, FL - May 4, 2022 - Tupperware Brands Corporation (NYSE: TUP), a leading global consumer products company, today reported operating results for the first quarter ended March 26, 2022.

First Quarter 2022 Financial Highlights

•Net sales were $348.1 million, a decrease of 16% year over year (or 14% on a constant currency basis)
•Gross profit was $222.0 million, or 63.8% of net sales
•Income from continuing operations was $2.5 million
•Diluted earnings per share from continuing operations was $0.05
•Adjusted diluted earnings per share (non-GAAP) from continuing operations was $0.12
•Adjusted EBITDA (non-GAAP) from continuing operations was $28.7 million
•Consolidated Net Leverage Ratio (non-GAAP) of 2.88

“We exited 2021 encouraged that our Turnaround Plan was on track, however with today’s results we acknowledge that this turnaround still requires a lot more work,” said Miguel Fernandez, President and Chief Executive Officer of Tupperware Brands. “Results came in below our expectations due to a combination of external and internal factors. Sales were negatively impacted by the Russia/Ukraine conflict, as well as strict COVID-related lockdowns in China and internal challenges in execution, technology, and service. Profitability was significantly impacted by persisting inflationary pressures and the latency between rising input costs and our decision to increase prices. This quarter illuminated elements within our core direct selling business that still require fundamental improvement, and we are refocusing our efforts to address them. While we acknowledge the near-term delay this has on our Turnaround Plan timeline, we believe our business will become stronger as a result of the structural changes we are making. Due to the high degree of operational uncertainty we currently face, we have decided to withdraw our previously issued financial guidance for 2022. We remain confident in our ability to execute on our Turnaround Plan and growth strategy, with the end goal being to make this company as big as our iconic Tupperware brand.”

First Quarter 2022 Operating Results

Total net sales were $348.1 million, a decrease of 16% (or 14% on a constant currency basis) compared to the prior year period. Net sales were down in all segments, and the decrease was primarily driven by lower recruiting and overall sales force activity, in part due to the Russia/Ukraine conflict and lockdowns caused by the Omicron variant of COVID-19, particularly in China, as well as product mix and service issues. For detailed performance by region, please refer to the segment tables in the appended exhibit.

Gross profit was $222.0 million, as compared to $293.6 million for the prior year period. Gross margin was 63.8%, as compared to 71.0% for the prior year period. The decrease was driven primarily by higher resin costs and other inflationary pressures, operational inefficiencies related to lower volumes, higher inventory reserves, and country and product mix.

Income from continuing operations was $2.5 million, as compared to $44.0 million for the prior year period. Diluted earnings per share from continuing operations was $0.05, as compared to $0.82 for the prior year period. The decrease was primarily driven by lower volumes and higher resin and logistics costs, as well as higher levels of investment spending.

Adjusted diluted earnings per share from continuing operations (non-GAAP) was $0.12, as compared to $0.81 for the prior year period. The decrease was primarily driven by lower volumes, higher resin and logistics costs, and higher levels of investment spending, partially offset by lower interest expense from lower rates negotiated as part of the debt refinancing completed in the fourth quarter of 2021.

All figures reflect results from continuing operations only.
A reconciliation of non-GAAP measures to comparable GAAP measures can be found in the tables included in this release

Share Repurchase Authorization

During the second quarter of 2021, the Company’s Board of Directors authorized share repurchases of up to $250 million of the Company’s outstanding shares of common stock, enhancing the Company’s capital allocation policy. During the first quarter of 2022, the Company announced a $75 million accelerated share repurchase program and immediately repurchased 3.4 million shares of its common stock. The program is expected to be completed by the end of June 2022, with the final number of shares repurchased dependent upon the volume-weighted average price across the duration of the program. At the end of the first quarter of 2022, the Company retained authorization to repurchase up to $150 million of its outstanding common stock.

Withdrawal of Full Year 2022 Continuing Operations Outlook

Due to its first quarter 2022 performance, the rapidly changing inflationary environment, uncertainty relating to the full impact of the Russia/Ukraine conflict and the Omicron variant of COVID-19 on its business, as well as the volatility relating to fundamental changes being made to its business, the Company no longer believes it will achieve its full year 2022 targets for diluted adjusted earnings per share and operating cash flow net of investing cash flow, and has therefore decided to withdraw its previously issued guidance. The Company will consider establishing a new outlook at such time that it has improved visibility.

Appointment of New Chief Financial Officer

The Company announces the appointment of Ms. Mariela Matute to the position of Chief Financial Officer, effective May 24, 2022. Ms. Matute is a seasoned finance executive who will join Tupperware with more than 20 years of experience spanning the technology, consumer, and manufacturing sectors, including in her current role as CFO of Calavo Growers, a publicly traded global leader in fresh foods processing and distribution, where she helped drive the transformation and turnaround of the 100-year old company. Ms. Matute also brings blue-chip global finance leadership and perspective to the Company, having overseen global finance teams across multiple continents.

Non-Core Assets

As previously announced, due to the sale or pending sale of certain key brands of the Company’s beauty business, the Company has determined that these dispositions represent a strategic shift that will have a major effect on its results of operations. As such, the results of these beauty businesses are presented as discontinued operations, including all comparative prior period information, in the Company’s financial statements. Certain costs previously allocated to the beauty business for segment reporting purposes do not qualify for classification within discontinued operations and have been reallocated to continuing operations. During the first quarter of 2021, the Company completed the sale of its Avroy Shlain business. During the fourth quarter of 2021, the Company entered into a definitive purchase agreement for the sale of its House of Fuller Mexico business, and expects to close the transaction in May 2022. The Company is currently exploring the sale of its Nutrimetics and Nuvo businesses.

Earnings Conference Call

The Company will host its first quarter 2022 earnings conference call today, May 4, 2022, at 8:30 a.m. ET. A link to the live webcast can be found under the Events and Presentations section of the Company’s Investor Relations page on the Company’s website at https://ir.tupperwarebrands.com. A webcast replay will be made available in the same section of the Company’s Investor Relations website later today.

About Tupperware Brands Corporation

Tupperware Brands Corporation (NYSE: TUP) is a leading global consumer products company that designs innovative, functional and environmentally responsible products that people love and trust. Founded in 1946, Tupperware’s signature container created the modern food storage category that revolutionized the way the world stores, serves and prepares food. Today, this iconic brand has more than 8,500 functional design and utility patents for solution-oriented kitchen and home products. With a purpose to nurture a better future, Tupperware products are an alternative to single-use items. The Company distributes its products into nearly 70 countries primarily through independent representatives around the world. For more information, visit Tupperwarebrands.com or follow Tupperware on Facebook, Instagram, LinkedIn and Twitter.

Forward-Looking Statements

Statements contained in this release that are not historical fact and use predictive words such as "estimates", "outlook", “guidance”, “expect”, “believe", "intend", "designed", "target", "plans", “may”, "will", “we are confident” and similar words are forward-looking statements. These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following: the continuing effects of the novel coronavirus (COVID-19) pandemic; the successful execution of the Company’s Turnaround Plan; the effects of inflation on the Company’s business; the sale of the Company’s Nutrimetics and Nuvo businesses; the impact of the Russia-Ukraine conflict on the Company’s business; the Company’s ability to ship product to customers on a timely basis, including because of delays caused by its supply chain; the Company’s ability to sustain the same level of growth in net sales and net income that we recorded in the prior quarters; the success of the Company’s efforts to improve its profitability and liquidity position and any capital structure actions that it may take the Company's ability to comply with its financial covenants under credit agreement; cyberattacks and ransomware demands that could cause the Company to not be able to operate its systems and/or access or control its data, including private data; risks related to the ongoing SEC inquiry; the success and timing of growth and turnaround initiatives; leadership development and succession changes; impairment and other charges related to purchase accounting goodwill and restructuring actions; the risk of foreign-currency fluctuations and currency translation impacts on the Company’s business associated with these fluctuations; the Company's ability to engage in hedging transactions (including, without limitation, forwards and swaps) with financial institutions to mitigate risks relating to foreign-currency fluctuations and/or interest rate fluctuations and the possibility that such hedging transactions, even if entered into, are unsuccessful; the risk of changes in cash flow resulting from changes in foreign exchange rates and hedge settlements; uncertainties related to the interpretation of, and regulations under, changes in the U.S. tax law and tax laws and regulations in other countries; the Company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the Company’s products; any adverse results of tax audits or unfavorable changes to tax laws in the Company’s various markets; risk that direct selling laws and regulations in any of the Company’s markets may be modified, interpreted or enforced in a manner that results in negative changes to the Company’s business models or negatively impacts its revenue, sales force or business, including through the interruption of recruiting and sales activities, loss of licenses, imposition of fines, or any other adverse actions or events; unpredictable economic and political conditions and events globally; the success of new product introductions and promotional programs to generate interest among the Company’s sales force and customers and generate selling activities on a sustained basis; success of business-to-business selling arrangements and their timing; success of buyers in obtaining financing or attracting tenants for commercial and residential developments; the timing and success of closing asset sales; risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies; governmental approvals of materials for use in the Company’s products; continued competitive pressures for products or sales force in the Company’s markets; and other risks detailed in the Company's periodic reports as filed in accordance with the Securities Exchange Act of 1934, as amended.

The Company updates each month the impact of changes in foreign exchange rates versus the prior year, posting it on Tupperware Brands Foreign Exchange Translation Impact Update available at https://ir.tupperwarebrands.com/financial-information/foreign-exchange-impact. Other than updating for changes in foreign currency exchange rates, the Company does not intend to update forward-looking information.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures in this release, specifically, Adjusted EBITDA from continuing operations (“Adjusted EBITDA”), Adjusted Diluted Earnings Per Share from continuing operations (“Adjusted Diluted Earnings Per Share”), Debt Covenant EBITDA, and Consolidated Net Leverage Ratio, each of which are provided to assist readers' understanding of the Company's results of operations. The Company believes Adjusted EBITDA and Adjusted Diluted Earnings Per Share are useful as they are used by management in their capital allocation decision process and in discussions with investors, analysts, and other interested parties. These measures are based on a continuing operations basis. Debt Covenant EBITDA and Consolidated Net Leverage Ratio are useful as they reflect the Company’s liquidity as required under its credit facility. These measures are based on a consolidated basis with the results of both continuing operations and discontinued operations included. These amounts exclude certain items that at times materially impact the comparability of the Company's results of operations. The adjusted information is intended to be indicative of the Company's primary operations, and to assist readers in evaluating performance and analyzing trends across periods by providing what the Company believes is a useful measure for predictive purposes. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

The non-GAAP financial measures include comparisons related to profit that exclude:

•gains from the sale of property, plant and equipment and other real estate related operations
•insurance settlement gains or significant charges related to casualty losses caused by significant weather events, fires or similar circumstances
•exit or disposal cost obligations related to rationalizing supply chain operations and other re-engineering activities performed to wind-down or significantly restructure businesses, including cumulative translation adjustments recognized in income upon liquidation of operations in a country, asset sales or fixed asset impairments, inventory obsolescence and other operating losses incurred in conjunction with such activities
•certain asset retirement obligations
•pension settlements
•significant discrete impacts of new tax laws upon adoption, including the impact on cumulative deferred taxes from items previously recorded as cumulative translation adjustments
•amortization of definite-lived intangible assets
•non-cash impairment charges related to the carrying value of acquired intangible assets and goodwill
•infrequent costs incurred in connection with a change in capital structure
•the impact from hyper-inflationary economies on net monetary assets and other balance sheet positions that impact near term income
•non-recurring costs associated with the turnaround plan

While these types of events can and do recur periodically, they are not part of the Company’s primary business operations and are excluded from indicated financial information due to their distinction from ongoing business operations, inherent volatility and impact on the comparability of earnings across periods, as amounts recognized in any given period are not indicative of amounts that may be recognized in any particular future period.

Additionally, the Company engages in business to business transactions, in which it sells products to a partner company. Since the level of these sales is volatile from quarter-to-quarter and year-to-year, and is largely independent of the activities of its sales force, the Company at times, in addition to disclosing reported sales, discloses “core” sales amounts and comparisons, which excludes amounts sold under business to business transactions. This illustrates sales results and trends directly associated with activities of its independent sales force. All financial information disclosed and presented includes business to business transactions unless specifically stated as “core” sales or otherwise indicated.

Also, as the impact of changes in exchange rates is an important factor in understanding period-to-period comparisons. The Company believes the presentation of results on a constant currency basis, in addition to reported results, helps improve readers' ability to understand the Company's operating results and evaluate performance in comparison with prior periods. The Company presents constant currency information that compares results between periods as if current period exchange rates had been the exchange rates in the prior period. The Company uses results on a constant currency basis as one measure to evaluate performance and generally refers to such amounts as restated or excluding the impact of foreign currency.

These core sales and constant currency results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Core sales and results on a constant currency basis may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

Information included with this release includes references to Adjusted EBITDA, Adjusted Diluted Earnings Per Share, and a covenant under our new credit agreement with Wells Fargo Bank, N.A.: Net Consolidated Leverage Ratio. The Company uses these measures in its capital allocation decision process and in discussions with investors, analysts and other interested parties, and therefore believes it is useful to disclose these measures. The Company's calculation of its Net Consolidated Leverage Ratio is in accordance with its credit agreement, and such calculation, as well as the Company’s calculation of Adjusted EBITDA and Adjusted Diluted Earnings Per Share, is set forth in the reconciliation from GAAP amounts in an attachment to this release; however, the reader is cautioned that other companies define these measures in different ways, and consequently they may not be comparable with similarly labeled amounts disclosed by others.

Investors: Alexis Callahan, alexiscallahan@tupperware.com, 321.588.5129
Media: Cameron Klaus, cameronklaus@tupperware.com, 407.371.9784

###

Summary Financial Statements

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	13 weeks ended
(In millions, except per share amounts)	March 26, 2022	March 27, 2021
Net sales	$348.1	$413.9
Cost of products sold	126.1	120.3
Gross profit	222.0	293.6

Selling, general and administrative expense	203.4	221.2
Re-engineering charges	1.5	3.1
(Gain) on disposal of assets	(0.4)	(7.7)
Operating income	17.5	77.0

Loss on debt extinguishment	—	2.1
Interest expense	4.6	11.8
Interest income	(0.7)	(0.3)
Other expense (income), net	4.3	(1.3)
Income from continuing operations before income taxes	9.3	64.7

Provision for income taxes	6.8	20.7
Income from continuing operations	2.5	44.0

Discontinued operations
Income from discontinued operations before income taxes	0.4	0.4
(Loss) gain on held for sale assets and dispositions	(2.6)	1.0
Provision for income taxes	0.4	0.1
(Loss) gain on discontinued operations	(2.6)	1.3

Net (loss) income	$(0.1)	$45.3

Earnings per share:
Basic earnings from continuing operations - per share	$0.05	$0.89
Basic (loss) earnings from discontinued operations per share	(0.05)	0.03
Basic (loss) earnings per share - Total	$—	$0.92

Diluted earnings from continuing operations - per share	$0.05	$0.82
Diluted (loss) earnings from discontinued operations - per share	(0.05)	0.03
Diluted (loss) earnings per share - Total	$—	$0.85

Weighted-average shares outstanding:
Basic weighted-average shares	48.0	49.4
Diluted weighted-average shares	51.3	53.4

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
(In millions, except share amounts)	March 26, 2022	December 25, 2021
Assets
Cash and cash equivalents	$245.6	$267.2
Other current assets	394.2	381.0
Total current assets	639.8	648.2

Property, plant and equipment, net	159.3	160.9
Other assets	444.3	446.3
Total assets	$1,243.4	$1,255.4

Liabilities And Shareholders' Equity
Current debt and finance lease obligations	$10.6	$8.9
Other current liabilities	497.5	547.0
Total current liabilities	508.1	555.9

Long-term debt and finance lease obligations	799.2	700.5
Other liabilities	202.2	206.1
Total liabilities	1,509.5	1,462.5

Total shareholders' equity (deficit)	(266.1)	(207.1)

Total liabilities and shareholders' equity	$1,243.4	$1,255.4

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	13 weeks ended
(In millions)	March 26, 2022	March 27, 2021
Operating Activities
Net cash (used in) operating activities	$(41.3)	$(11.6)
Investing Activities
Capital expenditures	(6.0)	(7.4)
Net proceeds from divestiture	—	2.4
Proceeds from disposal of assets	0.5	9.9
Net cash (used in) provided by investing activities	(5.5)	4.9
Financing Activities
Term loan repayment	—	(34.0)
Borrowings on revolver facility	128.0	—
Repayment of revolver facility	(23.0)	—
Net increase in short-term debt	—	32.4
Debt issuance costs payment	—	(0.3)
Finance lease repayments	(0.3)	(0.3)
Common stock repurchase	(75.0)	—
Cash payments of employee withholding tax for stock awards	(0.8)	(1.4)
Proceeds from exercise of stock options	—	0.5
Net cash provided by (used in) financing activities	28.9	(3.1)
Discontinued Operations
Cash provided by (used in) operating activities	0.1	(2.0)
Cash (used in) provided by investing activities	(0.1)	28.1
Cash (used in) provided by discontinued operations	—	26.1
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2.9)	(4.1)
Net change in cash, cash equivalents and restricted cash	(20.8)	12.2
Cash, cash equivalents and restricted cash at beginning of year	273.8	150.5
Cash, cash equivalents and restricted cash at end of period	$253.0	$162.7

Segment Information

The Company manufactures and distributes a broad portfolio of products, primarily through independent direct sales force members. Certain operating segments have been aggregated based upon consistency of economic substance, geography, products, production process, class of customers and distribution method.

						Change excluding the foreign exchange impact		Percent of total
(In millions)	13 weeks ended		Change		Foreign exchange impact			13 weeks ended
	Mar 26, 2022	Mar 27, 2021	Amount	Percent		Amount	Percent	Mar 26, 2022	Mar 27, 2021
Asia
Net sales	$97.7	$116.3	$(18.6)	(16)%	$(1.9)	$(16.7)	(15)%	28%	28%
Segment profit	$12.3	$28.9	$(16.6)	(57)%	$0.3	$(16.9)	(58)%	33%	31%
Segment profit as percent of net sales	12.6%	24.8%	N/A			N/A	N/A	N/A	N/A

Europe
Net sales	$90.9	$121.8	$(30.9)	(25)%	$(10.2)	$(20.7)	(19)%	26%	29%
Segment profit	$7.4	$33.3	$(25.9)	(78)%	$(2.8)	$(23.1)	(76)%	20%	36%
Segment profit as percent of net sales	8.1%	27.3%	N/A			N/A	N/A	N/A	N/A

North America
Net sales	$101.8	$117.7	$(15.9)	(13)%	$—	$(15.9)	(14)%	29%	28%
Segment profit	$9.9	$18.9	$(9.0)	(48)%	$0.1	$(9.1)	(48)%	27%	20%
Segment profit as percent of net sales	9.7%	16.1%	N/A			N/A	N/A	N/A	N/A

South America
Net sales	$57.7	$58.1	$(0.4)	(1)%	$0.6	$(1.0)	(2)%	17%	14%
Segment profit	$7.6	$11.6	$(4.0)	(34)%	$0.3	$(4.3)	(36)%	20%	13%
Segment profit as percent of net sales	13.2%	20.0%	N/A			N/A	N/A	N/A	N/A

Total net sales	$348.1	$413.9	$(65.8)	(16)%	$(11.4)	$(54.4)	(14)%	N/A	N/A
___________________
N/A - not applicable
pp - percentage points
+ - change greater than ±100%

Sales Force Statistics

Sales force statistics shown below are collected by the Company and, in some cases, provided by distributors and sales force. Active sales force is defined as the average number of sellers ordering in each cycle over the course of the quarter. Constant currency changes, or changes excluding foreign exchange impact, are measured by comparing current year results with those of the prior year, translated at the current year's foreign exchange rates.

	Net Sales		Active Sales Force
	First Quarter 2022 versus First Quarter 2021		13 weeks ended
			March 26, 2022	March 27, 2021
Segments	Change %	Change excluding foreign exchange impact %	Count	Count	Change %
Asia Pacific	(16)%	(15)%	42,107	83,840	(50)%
Europe	(25)%	(19)%	85,415	105,515	(19)%
North America	(13)%	(14)%	72,144	66,158	9%
South America	(1)%	(2)%	126,615	125,776	1%
Total	(16)%	(14)%	326,281	381,289	(14)%

GAAP to Non-GAAP Financial Measures Reconciliation

	13 weeks ended
(In millions, except per share amounts)	March 26, 2022	March 27, 2021
Income from continuing operations	$2.5	$44.0

Re-engineering charges	1.5	3.1
Loss on debt extinguishment	—	2.1
(Gain) on disposal of assets	(0.4)	(7.7)
Exit costs and other	1.2	1.0
Consulting	—	(0.4)
Foreign currency hyperinflation	1.8	0.4
Adjustments before income taxes	4.1	(1.5)
Provision for income taxes	0.2	(0.6)
Net adjustments	$3.9	$(0.9)

Adjusted income from continuing operations	$6.4	$43.1

Basic weighted-average shares	48.0	49.4
Diluted weighted-average shares	51.3	53.4

Adjusted basic earnings per share from continuing operations	$0.13	$0.87
Adjusted diluted earnings per share from continuing operations	$0.12	$0.81

Net Income to EBITDA Reconciliation, Net Income to Debt Covenant EBITDA Reconciliation and Total Debt to Debt Covenant EBITDA Ratio (1)

	52 weeks ended	13 weeks ended
(In millions)	March 26, 2022	March 26, 2022	December 25, 2021	September 25, 2021	June 26, 2021
Income from continuing operations	$114.1	$2.5	$19.4	$60.4	$31.8

Add:
Interest expense	28.0	4.6	5.5	8.2	9.7
Provision for income taxes	28.8	6.8	10.4	(12.4)	24.0
Depreciation and amortization	40.6	10.7	10.5	9.6	9.8
EBITDA - from continuing operations	$211.5	$24.6	$45.8	$65.8	$75.3

Add:

Non-cash impairment charges or asset write-offs	8.1	—	8.1	—	—
Other adjustments per Credit Agreement	20.6	4.9	1.2	6.4	8.1
Other non-cash extraordinary, unusual or non-recurring (gains) losses	44.3	5.6	19.9	6.8	12.0

Subtract:
Cash paid for re-engineering charges	(17.6)	(2.3)	(2.5)	(4.7)	(8.1)
Extraordinary, unusual or non-recurring (gains)/losses	(25.0)	(0.4)	(23.4)	(1.7)	0.5

Net Income (loss) from discontinued operations	$(140.9)	$(2.6)	$4.4	$(146.5)	$3.8

Add:
Provision for income taxes	6.8	0.4	4.1	2.7	(0.4)
Depreciation and amortization	1.7	—	—	0.8	0.9
EBITDA - discontinued operations	$(132.4)	$(2.2)	$8.5	$(143.0)	$4.3

Subtract:
Gain (loss) on disposal of assets	(137.1)	(2.6)	13.6	(148.1)	—

Debt covenant EBITDA	$246.6	$32.8	$44.0	$77.7	$92.1

Total debt	$811.3
Unrestricted cash and cash equivalents	(100.0)
Consolidated total debt less unrestricted cash and cash equivalents	$711.3

Consolidated Leverage Ratio (Net Funded Indebtedness)	2.88

(1)Amounts and calculations are based on the definitions and provisions of the Company's Credit Agreement dated November 23, 2021 and, where applicable, are based on the trailing four quarter amounts. “Consolidated Leverage Ratio” is calculated as defined in the Credit Agreement.

Net Income to Adjusted Net Income Reconciliation and
Net Income to Adjusted EBITDA Reconciliation

	13 weeks ended		52 weeks ended
(In millions)	March 26, 2022	March 27, 2021	March 26, 2022	March 27, 2021
Income from continuing operations	$2.5	$44.0	$114.1	$162.2

Subtract:
GAAP to non-GAAP adjustments	3.9	(0.9)	22.5	(9.9)
Adjusted income from continuing operations	$6.4	$43.1	$136.6	$152.3

Add:
Interest expense	4.6	11.8	28.0	40.3
Provision for income taxes	7.0	20.1	34.7	120.4
Depreciation and amortization	10.7	9.8	40.6	40.1
Adjusted EBITDA from continuing operations	$28.7	$84.8	$239.9	$353.1